Exhibit 10.16.1

ARTHUR J. GALLAGHER & CO.

DEFERRED EQUITY PARTICIPATION PLAN

(as amended and restated, effective January 1, 2008)

The purpose of this Deferred Equity Participation Plan (the “Plan”) is to provide a facility through which Arthur J. Gallagher & Co. (“AJG”), on behalf of its subsidiaries and affiliates (collectively referred to as the “Company”), can encourage key executives to stay with the Company until at least the normal retirement date of age 62. The retention of key executives will promote the interests of the Company and its shareholders by providing continuity of management and leadership, and capitalizing on the investment in training and experience the Company has made in its key executives over the years. The Plan shall be deemed a subplan under the Arthur J. Gallagher & Co. Restricted Stock Plan (the “Restricted Stock Plan”) solely for the purpose of granting restricted stock units to such key executives.

1. Trust and Trust Funding. The Company has formed The Arthur J. Gallagher & Co. Deferred Equity Trust (the “Trust”), pursuant to the trust agreement dated March 22, 2001, as amended. Between March 15 and June 15 of each calendar year, the Company will contribute to the Trust either (i) shares of AJG common stock, par value $1.00 per share (“Common Stock”), or (ii) effective March 15, 2007, cash contributions, in either case in an amount approved by the Compensation Committee (the “Committee”) of the AJG Board of Directors (the “Annual Funding”).

To the extent the Company contributes shares of Common Stock to the Trust, the Trust shall reinvest dividends on an annual basis in AJG Common Stock. To the extent the Company contributes cash to the Trust, the Trust shall invest such cash in such investments as the Company shall determine from time to time. The AJG Common Stock acquired by the Trust in a given year, or from the reinvestment of dividends from AJG Common Stock originally acquired in that year, and the cash contributions and all earnings or losses with respect to such contributions shall be referred to as “Trust Assets.” The trustees of the Trust shall have and may exercise all rights of ownership, including voting control, of the Trust Assets prior to distribution.

2. Participant Accounts. The Company shall maintain for the benefit of each executive who participates in the Plan (a “Participant”) an unfunded, bookkeeping account (an “Account”). On or before June 15 of each year, the Chief Executive Officer of AJG, in conjunction with the Compensation Committee, will approve a list of the key executives whose Accounts will be credited with an amount equal to an interest in the Trust Assets acquired with the Annual Funding from that year. The list shall set out a percentage for each Participant that represents that Participant’s interest in the Trust Assets for that year, and an amount equal to such percentage of the Trust Assets shall be credited to such Participant’s Account. To the extent a Participant’s Account is deemed invested in shares of Common Stock, such Account shall be credited with such number of additional shares of Common Stock as would be acquired by the reinvestment of each cash dividend payable on the number of shares that are credited to such Account immediately prior to the payment of such dividend. To the extent a Participant’s Account is deemed invested in cash contributions, earnings and losses shall be credited to the balance of such Account at a rate determined by the Company from time to time; provided that the Company may, in its sole discretion, provide for such earnings and losses to be measured by reference to investment funds designated by Participants from time to time, in accordance with rules and procedures established by the Company. Receiving an allocation under the Plan in any year does not in any way entitle the Participant to receive an allocation in any future year.

3. Vesting. A Participant shall become vested in his Account upon the earliest to occur of (i) the date on which the Participant attains age 62, (ii) the Participant’s death, (iii) a termination of the Participant’s employment by the Company because of Disability, as defined below, (iv) a termination of the Participant’s employment by the Company in a manner that entitles the Participant to receive a severance benefit pursuant to AJG’s Severance Plan, as then in effect, or (v) a Change in Control, as defined below; provided, in each case, that such Participant remains employed by the Company from the date he received the allocation to his Account until the date on which such Account becomes vested (the “Vesting Date”). For purposes of the Plan, (A) “Disability” shall mean the termination of the Participant’s employment relationship at a time when the Participant is disabled and qualifies to receive benefits under the Company’s long-term disability plan, and (B) “Change in Control” shall have the meaning ascribed to it in the Restricted Stock Plan or any successor thereto.

4. Distributions. The amount allocated to a Participant’s Account under the Plan shall be distributed or commence to be distributed at one of the following times occurring on or after the Vesting Date as the Participant shall elect (the “Distribution Date”): (i) the Participant’s Vesting Date, (ii) the six-month anniversary of the date on which such Participant separates from service with the Company after the Vesting Date or (iii) the first day of any calendar year beginning after the year in which the Participant attains age 62 but not later than the calendar year in which the Participant attains age 70. If the Participant receives an allocation to his Account at any time after his Distribution Date, such allocation shall be paid or begin to be paid as of the date on which such allocation is awarded, as though such date were the Distribution Date. The Participant may elect to receive a distribution of his Account in the form of (A) a lump sum payment, (B) in ten equal annual installment payments commencing on the Distribution Date, and due on the next nine anniversaries of the Distribution Date or (C) in five equal annual installment payments commencing on the Distribution Date, and due on the next four anniversaries of the Distribution Date. The distribution elections for each Participant’s Account shall be made on such forms and subject to such other terms and conditions not inconsistent with this Plan as are required by the Committee, and shall be submitted within 30 days after the Participant first receives an award under the Plan; provided, however, that (1) any Participant who fails to make such elections within such period and any Participant whose Vesting Date occurs less than 12 months after the date on which such elections are submitted to the Company shall be deemed to have elected to receive a lump sum payment on the six-month anniversary of the date on which such Participant separates from service with the Company and (2) each person who is a Participant in the Plan as of December 31, 2008 may make such distribution elections on or before December 31, 2008 in accordance with, and to the extent permitted by, the transition rule set forth in IRS Notice 2005-1 and regulations under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

A Participant may change his or her prior distribution election at any time, and from time to time; provided, however, that (i) no such election change shall become effective until the first anniversary of the date on which such election change is submitted to the Company on a form prescribed by the Company, (ii) no such election change shall be effective if the Participant is previously scheduled to receive distributions under the Plan within one year following the date on which such election change is submitted to the Company and (iii) such election change provides for a Distribution Date that is at least five years later than the previous Distribution Date, in accordance with Section 409A of the Code, but in no event later than the calendar year in which the Participant attains age 70. In the event an election change does not become effective, the prior valid election of such Participant shall govern the form and timing of distribution.

If a Participant dies before such Participant’s distribution has begun or has been paid in full, any unpaid portion of such Participant’s vested Account under the Plan shall be paid in a lump sum, as soon as practicable after the date of such Participant’s death, to the beneficiary designated by the Participant, or if no beneficiary has been designated, to the Participant’s estate.

The portion of each Account, if any, that is deemed invested in shares of Common Stock shall be distributed in shares of unrestricted Common Stock and all other distributions under the Plan shall be paid in cash.

5. Forfeitures. In the event a Participant’s employment with the Company terminates prior to such Participant’s Vesting Date, then the Participant’s Account under the Plan shall be forfeited. In the event a Participant violates the provisions of Section 6 herein below prior to the Participant’s Distribution Date or the date(s) any payment are due after a Participant’s Distribution Date, then the unpaid portion of the Participant’s Account under the Plan shall be forfeited. Forfeited Trust Assets shall be returned to the Company, and not subject to claim by any Participant.

6. Restrictive Covenants; Clawback. (a)(i) If, at any time within (A) ten years after the Vesting Date; or (B) two years after the final payment of any installment due to the Participant after the Distribution Date, whichever is the latest, the Participant, in the determination of the management of the Company, engages in any activity in competition with any activity of the Company, or inimical, contrary or harmful to the interests of the Company, including, but not limited to: (1) conduct related to his employment for which either criminal or civil penalties against him may be sought, (2) violation of Company policies, including, without limitation, the Company’s Insider Trading Policy, (3) directly or indirectly, soliciting, placing, accepting, aiding, counseling or consulting in the renewal, discontinuance or replacement of any insurance or reinsurance by, or handling self-insurance programs, insurance claims or other insurance administrative functions (“insurance services”) for, any existing Company account or any actively solicited prospective account of the Company for which he performed any of the foregoing functions during the two-year period immediately preceding such termination or providing any employee benefit brokerage, consulting, or administration services, in the areas of group insurance, defined benefit and defined contribution pension plans, individual life, disability and capital accumulation products, investment advisory services and all other employee benefit areas (“benefit services”) the Company is involved with, for any existing Company account or any actively solicited prospective account of the Company for which he performed any of the foregoing functions during the two-year period immediately preceding such termination or, if the Participant has not terminated employment, the date of the prohibited activity (the term Company account as used in this Section shall be construed broadly to include all users of insurance services or benefit services including commercial and individual consumers, risk managers, carriers, agents and other insurance intermediaries), (4) the rendering of services for any organization which is competitive with the Company, (5) employing or recruiting any current or former employee of the Company, (6) disclosing or misusing any confidential information or material concerning the Company, or (7) participating in a hostile takeover attempt of the Company, then the Participant’s Account shall be forfeited effective as of the date on which the Participant enters into such activity, unless terminated sooner by operation of another term or condition of this Plan, and any payments made from a Participant’s Account to such Participant from and after the Distribution Date shall be repaid by the Participant to the Company. Such repayment shall include interest measured from the first date the Participant engaged in any of the prohibited activities set forth above at the highest rate allowable under Delaware law.

(ii) By participating in the Plan, each Participant acknowledges that the Participant’s engaging in activities and behavior in violation of Section 6(a)(i) above will result in a loss to the Company which cannot reasonably or adequately be compensated in damages in an action at law, that a breach of Section 6(a)(i) will result in irreparable and continuing harm to the Company and that therefore, in addition to and cumulative with any other remedy which the Company may have at law or in equity, the Company shall be entitled to injunctive relief for a breach of Section 6(a)(i) by the Participant. By participating in the Plan each Participant acknowledges and agrees that the requirement in Section 6(a)(i) above that Participant disgorge and pay over to the Company any payments received from the Participant’s Account by such Participant is not a provision for liquidated damages. The Participant agrees to pay any and all costs and expenses, including reasonable attorneys’ fees, incurred by the Company in enforcing any breach of any covenant in this Plan.

(b) By participating in the Plan, each Participant consents to deductions from any amounts the Company owes the Participant from time to time (including amounts owed as wages or other compensation, fringe benefits or vacation pay, as well as any other amounts owed to the Participant by the Company) to the extent of the amounts the Participant owes the Company under Section 6(a) above. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount owed, calculated as set forth above, the Participant agrees to pay immediately the unpaid balance to the Company.

7. Adjustment of Shares. The number of shares of Common Stock allocated to each Participant’s Account shall be appropriately adjusted, in the sole discretion of the Board, to reflect any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, and the reinvestment of cash dividends.

8. Termination or Amendment of the Plan. AJG reserves the right to amend or terminate the Plan at any time or for any reason, or suspend the Plan for any given calendar year by action of the Chief Executive Officer of AJG. Upon a termination or suspension of the Plan, the Participant’s Account shall be payable in accordance with the Participant’s payment election and the terms of this Plan; provided, however, that if the Plan is terminated in connection with a change in control event, within the meaning of Section 409A of the Code and the regulations promulgated thereunder, the Board of Directors of the Company, as constituted immediately prior to such change in control event, may elect to distribute each Participant’s Account within 12 months after the consummation of such change in control event, to the extent permitted under Section 409A of the Code.

9. Compliance with Section 409A. It is intended that any amounts payable under this Plan will comply with Section 409A of the Code, and the regulations promulgated thereunder, so as not to subject any Participant to the payment of any interest and tax penalty which may be imposed under Section 409A of the Code, and the Plan shall be interpreted accordingly, provided, however, that the Company shall not be responsible for any such interest and tax penalties. The timing of the payments or benefits hereunder may be modified to so comply with Section 409A of the Code. To the extent any Participant is entitled to receive a payment under the Plan upon such Participant’s separation from service, such payment shall be made on the date that is six months after the date of such separation from service.

10. Consent to Transfer Personal Data. By participating in this Plan, Participant voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section. Participants are not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect the Participant’s ability to participate in the Plan. The Company holds certain personal information about the Participant, that may include his/her name, home address and telephone number, date of birth, social security number or other employee identification number, salary grade, hire data, salary, nationality, job title, any shares of stock held in the Company, or details of all awards under the Plan, for the purpose of managing and administering the Plan (“Data”). The Company will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Participant’s participation in the Plan, and the Company may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located throughout the world, including the United States. Each Participant authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any shares of stock acquired pursuant to the Plan. A Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing consent may affect the Participant’s ability to participate in the Plan.

11. Administration. This Plan shall be administered by the Committee. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to any award. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive. Subject to applicable law, the Committee may delegate some or all of its power and authority hereunder to the Board or the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing or amount of an award to such an officer or other person. No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws, and under any directors’ and officers’ liability insurance that may be in effect from time to time.

12. Non-Transferability of Accounts. No Account shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the preceding sentence, no Account may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such Account, such Account and all rights thereunder shall immediately become null and void.

13. Tax Withholding. The Company shall have the right to withhold or require payment by each Participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with the vesting or distribution of such Participant’s Account.

14. Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares pursuant to an award granted under this Plan, no shares shall be so delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to the Plan bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

15. No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company or affect in any manner the right of the Company to terminate the employment of any person at any time without liability hereunder.

16. Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to this Plan unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

17. Designation of Beneficiary. If permitted by the Company, a Participant may file with the Company a written designation of one or more persons as such Participant’s beneficiary or beneficiaries (both primary and contingent) in the event of the Participant’s death. Each beneficiary designation shall become effective only when filed in writing with the Company during the Participant’s lifetime on a form prescribed by the Company. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations.

18. Governing Law. This Plan and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

19. Foreign Employees. Without amending this Plan, the Chief Executive Officer of AJG and the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in their judgment be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Chief Executive Officer and the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company operates or has employees.